Exhibit 10.5

SPECTRUM PHARMACEUTICALS, INC.

TERM SHEET FOR 2018 LONG-TERM INCENTIVE PLAN

PERFORMANCE UNIT AWARD

Spectrum Pharmaceuticals, Inc. hereby awards to the Participant named below a performance-based restricted stock unit award (the “Performance Units”) to purchase the number of Shares that are covered by this Award as specified below on the terms and subject to the conditions set forth in this Term Sheet, the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “Plan”) and the Plan’s Standard Terms and Conditions (the “Standard Terms and Conditions”), each as amended from time to time (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between the Participant and the Company). This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement. If the Award Agreement conflicts with the Plan, the Plan will control. Capitalized terms not explicitly defined herein are defined in the Plan.

Name of Participant:

Grant Date:

Target Number of Performance Units:

Maximum Number of Performance Units Subject to Grant:

Performance Period:

Performance Goals:	Except as otherwise set forth in the Standard Terms and Conditions, the Participant is eligible to receive Shares based upon the Company’s attainment, during the Performance Period, of the Performance Goals set forth in Section 2.2 of the Standard Terms and Conditions.

Termination:	Except as otherwise set forth in the Standard Terms and Conditions, the Participant shall forfeit all Performance Units upon the Participant’s termination of service prior to the Valuation Date.

By accepting this Term Sheet, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of the Award Agreement and the Plan.

IN WITNESS WHEREOF, the Company has caused this Performance Unit Award to be executed by its duly authorized officer.

SPECTRUM PHARMACEUTICALS, INC.

Name
Title

[Participant/Spouse Signature page follows on the reverse side of this Term Sheet]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Performance Unit Award and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s intranet.

PARTICIPANT

Signature

By his or her signature below, the spouse of the Participant, if Participant is legally married as of the date of his or her execution of this Term Sheet, acknowledges that he or she has read this Term Sheet, the Standard Terms and Conditions and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Term Sheet, the Standard Terms and Conditions and the Plan.

Name of Spouse	Signature of Spouse

OR

By his or her signature below, Participant represents that he or she is not legally married as of the date of execution of this Term Sheet.

PARTICIPANT

Signature

SPECTRUM PHARMACEUTICALS, INC.

STANDARD TERMS AND CONDITIONS FOR

PERFORMANCE UNIT AWARDS

These Standard Terms and Conditions apply to any Performance Units awarded under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “Plan”), which are identified as Performance Units and are evidenced by a Term Sheet or an action of the Committee that specifically refers to these Standard Terms and Conditions (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between Participant and the Company). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

ARTICLE 1.

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Commencement Date” shall mean [•].

(b) “End Date” shall mean [•].

(c) “Maximum TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to or in excess of the [•]th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement.

(d) “Minimum TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to the [•]th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement.

(e) “Peer Group” shall mean the Company’s peer group set forth on Exhibit A; provided, however, that if a constituent company in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy or the Administrator otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Administrator in its reasonable discretion may (i) remove such constituent company from the Peer Group, and (ii) select a comparable company to be added to the Peer Group for purposes of making the total shareholder return comparison required by Section 2.2 hereof meaningful and consistent across the relevant measurement period.

(f) “Performance Goals” shall mean the total shareholder return goals described in Section 2.2(b) hereof (including the Minimum TSR, Target TSR and Maximum TSR), which shall be measured with respect to the Performance Period.

(g) “Performance Period” shall mean the period beginning on the Commencement Date and ending on the Valuation Date.

(h) “Share Value” shall mean, as of a particular date, the average of the closing trading prices of a Share on the principal exchange on which Shares are then traded for each trading day during the twenty (20) consecutive trading days preceding the applicable date; provided, however, that in the event that a Change in Control occurs prior to the End Date, Share Value shall mean the price per Share paid by the acquiror in the Change in Control transaction.

(i) “Target TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to the [•]th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement.

(j) “Total Shareholder Return” or “TSR” shall mean the Company’s compound annual total shareholder return for the Performance Period, calculated based on the Share Value as of the Commencement Date as the beginning stock price and the Share Value as of the Valuation Date as the ending stock price, plus dividends during the applicable period (for the avoidance of doubt, included dividends will be based on the record date of all dividends paid on Common Stock). Additionally, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 4(b) of the Plan hereof that occur prior to the Valuation Date.

(k) “Valuation Date” shall mean the earlier to occur of (i) the End Date or (ii) the date on which a Change in Control occurs.

1.2 The Plan and Other Agreements. In addition to the Award Agreement, the Award shall be subject to the terms of the Plan, which are incorporated into the Award Agreement by this reference. A copy of the Plan, and the accompanying prospectus, is available at the Company’s intranet site. The Award Agreement and the Plan constitute the entire understanding between Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

ARTICLE 2.

PERFORMANCE UNITS

2.1 Grant of Performance Units. The Company has granted to the Participant in the Term Sheet provided to Participant an award of Performance Units as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Award Agreement.

2.2 Vesting of Performance Units.

(a) The vesting of the Participant’s Performance Units and the issuance of Shares with respect thereto is contingent on the attainment of the Performance Goals. No Shares will be issued to Participant before Participant completes the requirements that are necessary for Participant to vest in the Shares underlying the Performance Units. Accordingly, the Participant shall not become entitled to Shares underlying the Performance Units subject to this Agreement unless and until the Administrator determines whether and to what extent the Performance Goals have been attained and the Performance Units have vested. As soon as administratively practicable after the date on which the Administrator determines the Performance Units have vested, and subject to the provisions of the Plan and this Agreement, the Company will issue to Participant one Share for each Performance Unit that vests in accordance with the Performance Goals attained (as determined by the Administrator in its sole discretion) as set forth in Sections 2.2(b) and 2.3 hereof. Notwithstanding the above, the Company shall not be obligated to deliver any Shares during any period when the Company determines that the delivery of Shares hereunder would violate Applicable Law.

(b) Subject to the Participant’s Continuous Service and further subject to Sections 2.3 – 2.4 hereof, the number of Performance Units that vest shall be determined as of the Valuation Date, based on the Company’s Total Shareholder Return, as follows:

(i) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is less than the Minimum TSR, then no Performance Units shall vest and the Performance Units shall thereupon be forfeited.

(ii) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Minimum TSR, then 25% of the Target Number of Performance Units set forth on the Grant Notice shall vest.

(iii) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Target TSR, then 100% of the Target Number of Performance Units set forth on the Grant Notice shall vest.

(iv) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to or greater than the Maximum TSR, then 200% of the Target Number of Performance Units set forth on the Grant Notice shall vest.

(v) If the Company’s Total Shareholder Return is between the Minimum TSR and the Target TSR or between the Target TSR and the Maximum TSR, then the number of Performance Units that shall vest in accordance with this Section 2.2(b) shall be determined by means of linear interpolation.

2.3 Performance Unit Award Change in Control. Notwithstanding any contrary provision of this Agreement, in the event that a Change in Control occurs at any time prior to the End Date and the Participant remains continuously employed as of immediately prior to such Change in Control, the number of Performance Units that vest and become payable hereunder shall be determined, pursuant to Section 2.2 hereof, based on the Company’s achievement of the Performance Goals as of the date on which the Change in Control occurs.

2.4 Forfeiture.

(a) Termination of Service. Upon the termination of Participant’s Continuous Service during the Performance Period for any reason, all of the Performance Units shall thereupon automatically be forfeited by the Participant as of the date of termination and the Participant’s rights in any such Performance Units and such portion of the Award, shall thereupon lapse and expire.

(b) Failure to Achieve Performance Goals. Any outstanding Performance Units that do not vest in accordance with this Agreement due to the failure by the Company to achieve the Performance Goals shall automatically be forfeited by the Participant as of the Valuation Date, and the Participant’s rights in any such Performance Units and such portion of the Award shall thereupon lapse and expire.

2.5 Rights as Stockholder. Participant shall have no rights of a stockholder with respect to Shares underlying the Award until such Shares actually are issued to Participant, if ever.

ARTICLE 3.

OTHER PROVISIONS

3.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. Without limiting the generality of the foregoing, all determinations, interpretations and assumptions relating to the calculation and payment of the Performance Units (including, without limitation, determinations, interpretations and assumptions with respect to TSR and shareholder returns) shall be made by the Administrator. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Units.

3.2 Transferability of Performance Units. Except as required by Applicable Law, Performance Units shall not be assignable, alienable, saleable, or transferable by Participant except by will or by the laws of descent and distribution provided, however, that Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant (if any) with respect to the Performance Units on the death of Participant. Performance Units may not be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.

3.3 Restrictions on Resales of Award Shares. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares issued as a result of the vesting of Performance Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other stockholders, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers or (d) restrictions under Applicable Law.

3.4 Income Taxes. Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the acquisition of the Shares underlying the Award. Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the delivery of Shares upon vesting of Performance Units or disposition of Shares issued as a result of the vesting of Performance Units. The Company shall not be required to issue Shares or to recognize the disposition of Shares until such obligations are satisfied.

3.5 Representations and Warranties. Participant acknowledges that the Company may issue the Shares upon the vesting of the Performance Units without registering such Shares under the Securities Act, on the basis of certain exemptions from such registration requirement if the Company is not then publicly traded. Accordingly, Participant agrees that delivery of Shares upon vesting of the Performance Units may be expressly conditioned upon Participant’s delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Participant is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Participant that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Participant acknowledges that, because the Shares received upon the vesting of the Performance Units may be unregistered, Participant may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available. Participant acknowledges that Applicable Law may require the placement of certain restrictive legends upon the Shares issued upon vesting of the Performance Units, and Participant hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company may deem necessary or advisable. Participant acknowledges that he or she shall be solely responsible for the satisfaction of any taxes or interest or other consequence, that may arise pursuant to the Performance Units, and neither the Company nor the Committee nor anyone other than Participant, or his or her estate or beneficiaries, shall have any obligation whatsoever to pay such taxes or interest or to otherwise indemnify or hold Participant harmless from any or all of such taxes. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.6 Not a Contract of Service Relationship. Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s Continuous Service at any time for any reason.

3.7 General. In the event that any provision of the Award Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the Award Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. Section headings are inserted solely for convenience of reference, and shall not constitute a part of the Award Agreement, nor shall they affect its meaning, construction or effect. Except as otherwise provided in the Award Agreement or in the Plan, every covenant, term, and provision of the Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns. The Award Agreement may be modified or amended at any time, in accordance with the Plan and provided that Participant must consent in writing to any modification that would impair his or her rights under the Award Agreement provided that no such consent shall be required with respect to any modification if the Committee determines in its sole discretion that such modification either (a) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to Applicable Law or to meet the requirements of any accounting standard, or (b) is not reasonably likely to significantly diminish the benefits provided under such Award.

3.8 “Market Stand-Off” Conditions. Participant agrees that, if requested by the Company, Participant will not sell or otherwise transfer or dispose of any Shares held by Participant without the prior written consent of the Company during such period of time.

3.9 Interpretation. This Award is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Committee shall have the power to interpret the Plan and the Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan and the Award Agreement as are consistent therewith and to interpret or revoke any such rules. Any action, decision, interpretation or determination by the Committee shall be final, binding and conclusive on the Company and Participant. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Award Agreement, or the Award.

3.10 Notices. Any notice, demand or request required or permitted to be given under the Award Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: Legal Department, and if to Participant, at his or her most recent address as shown in the employment or stock records of the Company.

3.11 Governing Law. The validity, construction, interpretation, and effect of this Award shall be governed by and determined in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflicts of laws.

3.12 Countersignature. The Term Sheet may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument, and is incorporated herein.

EXHIBIT A

TO PERFORMANCE UNIT AWARD GRANT NOTICE

PEER GROUP

AMAG Pharmaceuticals, Inc.	Sucampo Pharmaceuticals, Inc.

Albany Molecular Research Inc.	Enanta Pharmaceuticals, Inc.

Genomic Health Inc.	Fluidigm Corp.

Luminex Corporation	Harvard Bioscience, Inc.

Amphastar Pharmaceuticals, Inc.	Vanda Pharmaceuticals Inc.

Mimedx Group, Inc.	Infinity Pharmaceuticals, Inc.

Pernix Therapeutics Holdings, Inc.	VIVUS, Inc.

SciClone Pharmaceuticals Inc.	Merrimack Pharmaceuticals Inc.

Supernus Pharmaceuticals, Inc.	NewLink Genetics Corporation

Halozyme Therapeutics, Inc.	Eagle Pharmaceuticals, Inc.

Ariad Pharmaceuticals, Inc.